SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 4, 2007

Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 4, 2007, First Potomac Realty Investment Limited Partnership, the operating partnership of First Potomac Realty Trust (the “Company”), entered into a first amendment to its unsecured revolving credit facility dated April 26, 2006 (the “First Amendment”) with KeyBank N.A., Wachovia Bank, N.A., Wells Fargo National Association, Bank of Montreal, PNC Bank, National Association M&T Trust Company and Chevy Chase Bank, F.S.B.
The First Amendment (i) extends the maturity by one year to April 26, 2010, with the ability to further extend the facility to April 26, 2011; (ii) lowers the cap rate applicable to the Company’s unencumbered asset base from 8.25% to 8.00%; (iii) lowers the interest rate spread from 120 to 160 basis points over LIBOR to 80 to 135 basis points over LIBOR; and (iv) lowers the Company’s permitted maximum total indebtedness from 65% to 60%.
Except as expressly amended thereby, the form of the Amended and Restated Revolving Credit Agreement remains unchanged. As part of the transaction, the Company paid amendment and arrangement fees totaling $250,000. A copy of the First Amendment, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of April 26, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
April 10, 2007	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
10.1	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of April 26, 2006.